Exhibit 13.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, who is carrying out the functions of co-chief executive officer for Brookfield Infrastructure Partners L.P. (the “Partnership”) pursuant to a Master Services Agreement, dated December 4, 2007, among Brookfield Asset Management Inc., the Partnership, Brookfield Infrastructure L.P., Brookfield Infrastructure Holdings (Canada) Inc., Brookfield Asset Management Barbados Inc. and others, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge on the date hereof, (i) the annual report of the Partnership on Form 20-F for the fiscal year ended December 31, 2007 (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in such Annual Report fairly presents in all material respects the financial condition and results of operations of the Partnership.

Dated: June 30, 2008

/s/ Aaron Regent
Aaron Regent
Co-CEO, Brookfield Infrastructure Group Corporation